Exhibit 2.7

                        WAIVER AGREEMENT


THIS WAIVER AGREEMENT is made and entered into as of the 8th day of May, 2002, by and among: SIDEWARE SYSTEMS INC., a Yukon Territory, Canada corporation ('PARENT'); KM ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ('MERGER SUB) and KNOWLEDGEMAX, INC., a Delaware corporation (the "COMPANY"), SYD ENTERPRISES LTD., a British Columbia, Canada corporation ("SYD"), CHALK MEDIA CORP., a British Columbia, Canada corporation ("CHALK"); GRANT SUTHERLAND ("SUTHERLAND"); and JAMES L. SPEROS ("SPEROS").


1. Parent, Merger Sub and the Company are parties to an Agreement and Plan of Merger and Reorganization dated December 7, 2001 (the "MERGER AGREEMENT"). Capitalized terms used in this Waiver
Agreement and not defined herein shall have the meanings given to such terms in the Merger Agreement.

2.      Parent, Merger Sub and the Company agree pursuant to
Section 1.2(a) of the Merger Agreement that the Closing date for the Closing of the Merger shall be scheduled for May 16, 2002.

3.      Parent, Merger Sub and the Company agree pursuant to
Section 1.2(b) of the Merger Agreement that the Merger shall become effective on the Closing Date.

4.      In order to allow Closing of the Merger on the Closing
Date, the Company hereby waives the condition precedent set forth in
Section 7.7 of the Merger Agreement.

5A.     Chalk agrees that immediately upon execution of this Waiver
Agreement, Chalk will purchase 2,740,627 of its shares from SYD at a price of US$0.09122 per share for an aggregate purchase price of US$250,000 pursuant to the Share Repurchase Agreement dated March 27, 2002 between Parent, SYD and Chalk (the "SHARE REPURCHASE AGREEMENT")

5B.     Chalk agrees that within two business days after Closing,
Chalk will purchase 4,933,129 of its shares from SYD at a price of US$0.09122 per share for an aggregate purchase price of US$450,000, pursuant to the Share Repurchase Agreement Chalk agrees to deposit the said sum of US$450,000 into escrow at least one day prior to the Closing Date.

6. Following the share purchase described in paragraph 4 hereof, SYD will own 10,951,294 shares of Chalk. Chalk shall have the right to purchase any or all of such shares from SYD at a price of US$0.09122 per share, pursuant to the Share Repurchase Agreement. For example, if Chalk exercises its right to purchase all 10,951,294 shares from SYD, Chalk will pay an aggregate purchase price of US$998,977. Parent, SYD and Chalk agree that paragraph 2.06 of the Share Repurchase Agreement is hereby amended so that the date "July 19, 2002" is replaced with the date "July 31, 2002".

7A.      On July 24, 2002 the parties shall determine the number of shares of Chalk still owned by SYD i.e. those shares that have not been purchased from SYD by Chalk (the "RESIDUAL SHARES"). Parent shall then give notice on July 24, 2002 to Sutherland and Speros that:

a)      Parent elects to have SYD continue to own the Residual
Shares and Sutherland and Speros have no obligation whatsoever with respect to the purchase of the Residual Shares; or

b) Parent elects to sell the Residual Shares in return for shares of Parent. In such event Sutherland shall transfer up to 3,200,000 Parent shares to Chalk in exchange for securities of Chalk and Speros shall transfer up to 2,300,000 Parent shares to Chalk in exchange for securities of Chalk, and on or before July 31, 2002 Chalk shall purchase the Residual Shares from SYD, pursuant to the Share Repurchase Agreement, by transferring Parent shares to SYD. Each such Parent share shall have a deemed value equal to the average closing price of such shares from July 1, 2002 to July 24, 2002, provided that if the average closing price is less that US$0.181632 per share, the minimum value of each such share shall be deemed to be US$0.181632. Sutherland agrees to deposit the said 3,200,000 Parent shares in escrow and Speros agrees to deposit the said 2,300,000 Parent shares in escrow at least one day prior to the Closing Date.

Example: If Chalk is to purchase 10,951,294 shares from SYD at a price of US$0.09122 per share, the aggregate purchase price will be US$998,977. If the average closing price described above is say US$0.15, Chalk will transfer 5,500,000 Parent shares to SYD at a deemed minimum price of (US$998,977/5,500,000 Parent shares =) US$0.181632 per share as full and final payment for the Residual Shares. If the average closing price is say US$0.25 per share, Chalk will transfer (US$998,977/US$0.25 =) 3,995,906 Parent shares to SYD as full and final payment for the Residual Shares.

7B.      Chalk, SYD and Parent agree that SYD should have some
protection against dilution of SYD's share ownership in Chalk. However, Chalk, SYD and Parent further agree that Chalk is required to raise funds for working capital purposes and to exercise its rights to buy shares pursuant to the Share Repurchase Agreement. In particular, Chalk is attempting to raise US$812,500 for working capital purposes of which US$401,875 has been raised to date leaving a further US$410,625 to be raised, if possible. In addition, Chalk is attempting to raise US$2,000,000 to purchase shares from SYD pursuant to the Share Repurchase Agreement of which US$300,000 has been raised and US$700,000 will be provided pursuant to this Waiver Agreement leaving a further US$1,000,000 to be raised, if possible. The attached SCHEDULE A shows SYD's share ownership in Chalk from time to time. Chalk, SYD and Parent agree that until July 31, 2002, SYD's fully diluted percentage ownership of Chalk will not be less than as set out in the attached Schedule A, without the prior written consent of Parent.

8. This Waiver Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and assigns.

9. The undersigned parties represent and warrant to one another (i) that all corporate action on the part of such party or, if applicable, such party's officers, directors and shareholders necessary for the authorization of this Waiver Agreement and the performance of all of such party's obligations hereunder have been taken and (ii) that this Waiver Agreement, when executed and delivered, will create valid and binding obligations on such party enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable remedies.

10. Except as set forth in this Waiver Agreement, the terms and conditions of the Merger Agreement shall remain unchanged and in full force and effect in accordance with its terms.

11. Modifications to this Waiver Agreement may only be made in writing, signed by each of the parties hereto.

12. If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Waiver Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

13. Each of the undersigned parties agrees that at any time and from time to time it will promptly execute and deliver such further instruments and documents and take such further action as reasonably necessary to carry out the full intent and purpose of this Waiver Agreement.

14. The terms of this Waiver Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law principals.

15. This Waiver Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The parties hereto have caused this Waiver Agreement to be executed and delivered as of the date first written above.


SIDEWARE SYSTEMS INC.,                     KM ACQUISTION CORP.,
a Yukon Territory corporation              a Delaware corporation

By:     /s/ "James L. Speros"              By: /s/ "James L. Speros
        -------------------------          -------------------------
        James L. Speros, President         Name:  James L. Speros
                                           Title:  CEO

SYD ENTERPRISES LTD.
A British Columbia corporation

By:      /s/ "James L. Speros"             KNOWLEDGEMAX, INC.,
        ---------------------------        A Delaware Corpoation
         James L. Speros, President
                                           By:  /s/ "E. Linwood Pearce"
                                               -----------------------------
                                               E. Linwood Pearce, Chairman
                                               and Co-Chief Executive Officer
CHALK MEDIA CORP.
A British Columbia corporation
                                           AND
By:	/s/ "Grant Sutherland"
       -------------------------           By: /s/"Edwin S. Grosvenor"
       Grant Sutherland                        --------------------------
                                               Edwin S. Grosvenor
                                               Co-Chief Executive Officer




       /s/ "James L. Speros"                      /s/ "Grant Sutherland"
       -----------------------                   ----------------------------
          James L. Speros                            Grant Sutherland




                                                              Schedule A

                                   Pro forma
                                  March 31, 2002                  May 7, 2002                    May 8, 2002
                            Number       Basic   FD        Number       Basic   FD        Number      Basic   FD
                            of Shares      %      %        of Shares      %     %         of shares     %     %
                            ---------------------------    --------------------------     --------------------------


Common Shares
Outstanding
------------------------

Sideware                  18,625,050    60.1%   53.9%      18,625,050    55.5%   50.2%     15,884,423   47.3%   42.8%
Other Investors           10,463,251    33.7%   30.3%      10,463,251    31.1%   28.2%     10,463,251   31.1%   28.2%
New Investors:
  working capital                  -     0.0%    0.0%       2,572,000     7.7%    6.9%      2,572,000    7.7%    6.9%
New Investors:
  Sideware Buyback I       1,928,000     6.2%    5.6%       1,928,000     5.7%    5.2%      1,928,000    5.7%    5.2%
New Investors:
  Sideware Buyback II              -     0.0%    0.0%               -     0.0%    0.0%      2,740,627    8.2%    7.4%
New Investors:
  Sideware Buyback III             -     0.0%    0.0%               -     0.0%    0.0%              -    0.0%    0.0%
New Investors:
  Sideware Buyback IV              -     0.0%    0.0%               -     0.0%    0.0%              -    0.0%    0.0%
-----------------------------------------------------      -------------------------     ----------------------------
Total Common
Shares OUtstanding        31,016,301   100.0%   89.8%      33,588,301   100.0%   90.5%     33,588,301  100.0%   90.5%
----------------------------------------------------       -------------------------     ----------------------------

 Share Purchase Warrants
------------------------
CML                         600,000              1.7%         600,000            1.6%         600,000            1.6%
Sideware                    500,000              1.4%         500,000            1.3%         500,000            1.3%
Special Warrant
  Holders                 2,431,525              7.0%       2,431,525            6.6%       2,431,525            6.6%
-----------------------------------------------------      --------------------------      --------------------------
Total Shares Purchase
  Warrants Outstanding    3,531,525             10.2%       3,531,525            9.5%       3,531,525            9.5%
-----------------------------------------------------      ---------------------------     --------------------------

Employee Stock Options
------------------------
Total Stock Options
  Outstanding             3,075,000              8.9%       3,075,000            8.3%       3,075,000            8.3%
-----------------------------------------------------      --------------------------      --------------------------
Total Stock Options
  Outstanding             3,075,000              8.9%       3,075,000            8.3%       3,075,000            8.3%
-----------------------------------------------------      --------------------------      --------------------------
Total Fully Diluted
  Shares Outstanding       34,547,826  100.0%  100.0%      37,119,826  100.0%  100.0%      37,119,626  100.0%  100.0%
-----------------------------------------------------      --------------------------     ----------------------------





                                    May 16, 2002                  July 31, 2002
                                Number      Basic    FD         Number        Basic     FD
                                of shares     %      %          of shares       %       %
                           -----------------------------        -----------------------------


Common Shares
Outstanding
------------------------

Sideware                      10,951,294   30.2%    27.6%                -     0.0%     0.0%
Other Investors               10,463,251   28.9%    26.3%       10,463,251    28.9%    26.3%
New Investors:
  working capital              5,200,000   14.4%    13.1%        5,200,000    14.4%    13.1%
New Investors:
  Sideware Buyback I           1,928,000   5.3%      4.8%        1,928,000     5.3%     4.8%
New Investors:
  Sideware Buyback II          2,740,827    7.6%     6.9%        2,740,627     7.6%     6.9%
New Investors:
  Sideware Buyback III         4,933,129   13.6%    12.4%        4,933,129    13.6%    12.4%
New Investors:
  Sideware Buyback IV                  -    0.0%     0.0%       10,951,294    30.2%    27.6%
---------------------------------------------------------       ----------------------------
Total Common
Shares OUtstanding            36,216,301  100.0%    91.1%       36,216,301   100.0%    91.1%
---------------------------------------------------------       ----------------------------

 Share Purchase Warrants
------------------------
CML                              600,000            1.5%           600,000              1.5%
Sideware                         500,000            1.3%           500,000              1.3%
Special Warrant
  Holders                      2,431,525            6.1%         2,431,525              6.1%
--------------------------------------------------------       -----------------------------
Total Shares Purchase
  Warrants Outstanding         3,531,525            8.9%         3,531,525              8.9%
--------------------------------------------------------       -----------------------------

Employee Stock Options
------------------------
Total Stock Options
  Outstanding                  3,075,000            7.7%        3,075,000               7.7%
--------------------------------------------------------       ------------------------------
Total Stock Options
  Outstanding                  3,075,000            7.7%        3,075,000               7.7%
--------------------------------------------------------       ------------------------------
Total Fully Diluted
  Shares Outstanding          39,747,826  100.0%  100.0%       39,747,826    100.0%   100.0%
--------------------------------------------------------       ------------------------------
